VARIABLE ANNUITY HEALTH CARE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS

Hospira, Inc.*†

7,105

$

303,881

99.8%

AmerisourceBergen Corp.†

7,007

287,147

Hologic, Inc.*

5,018

279,001

Johnson & Johnson, Inc.

23,796

$

1,543,647

Patterson Cos., Inc.*†

7,497

272,141

Pfizer, Inc.

62,309

1,304,127

Applera Corp. - Applied

Novartis AG — SP ADR†

23,580

1,208,003

Biosystems Group†

8,246

270,964

Genentech, Inc.*†

14,238

1,155,841

Varian Medical Systems, Inc.*†

5,671

265,630

GlaxoSmithKline PLC — SP

DENTSPLY International, Inc.

6,696

258,466

ADR

26,581

1,127,832

Millennium Pharmaceuticals,

Sanofi-Aventis — SP ADR†

27,860

1,045,864

Inc.*†

16,650

257,409

Abbott Laboratories

18,636

1,027,775

Covance Inc.*†

3,083

255,796

Medtronic, Inc.

17,694

855,859

Henry Schein, Inc.*†

4,410

253,134

Merck & Co., Inc.

22,396

849,928

Warner Chilcott Ltd.*†

14,030

252,540

Eli Lilly & Co.

16,394

845,766

Illumina, Inc.*†

3,260

247,434

Gilead Sciences, Inc.*†

16,260

837,878

Barr Pharmaceuticals, Inc.*

5,101

246,429

Wyeth

19,757

825,052

Pharmaceutical Product

AstraZeneca PLC — SP ADR†

21,050

799,689

Development, Inc.

5,775

241,972

Alcon, Inc. — SP ADR†

5,205

740,411

DaVita, Inc.*†

4,975

237,606

Amgen, Inc.*†

17,548

733,155

Coventry Health Care, Inc.*†

5,888

237,581

Teva Pharmaceutical Industries

Humana, Inc.*

5,124

229,863

Ltd. — SP ADR†

15,190

701,626

IMS Health, Inc.

10,895

228,904

Bristol-Myers Squibb Co.

31,882

679,087

Cephalon, Inc.*†

3,538

227,847

Baxter International, Inc.

11,575

669,266

Waters Corp.*†

4,084

227,479

UnitedHealth Group, Inc.

17,753

609,993

Invitrogen Corp.*†

2,640

225,641

Celgene Corp.*†

9,835

602,787

ImClone Systems, Inc.*†

5,270

223,553

Thermo Fisher Scientific, Inc.*

10,144

576,585

Beckman Coulter, Inc.

3,400

219,470

Stryker Corp.

8,795

572,115

Millipore Corp.*†

3,224

217,330

Covidien Ltd.

12,229

541,133

Charles River Laboratories

Boston Scientific Corp.*

41,670

536,293

International, Inc.*†

3,658

215,603

Zimmer Holdings, Inc.*

6,815

530,616

Amylin Pharmaceuticals, Inc.*†

7,166

209,319

Medco Health Solutions, Inc.*†

11,876

520,050

BioMarin Pharmaceuticals,

Becton, Dickinson & Co.

5,990

514,241

Inc.*†

5,840

206,561

Biogen Idec, Inc.*†

8,144

502,403

Kinetic Concepts, Inc.*†

4,401

203,458

Genzyme Corp.*†

6,740

502,400

Endo Pharmaceuticals

Cardinal Health, Inc.†

8,992

472,170

Holdings, Inc.*†

8,267

197,912

Aetna, Inc.†

10,922

459,707

ResMed, Inc.*†

4,600

194,028

St. Jude Medical, Inc.*

10,541

455,266

Mylan Laboratories, Inc.†

16,518

191,609

Intuitive Surgical, Inc.*

1,393

451,820

Idexx Laboratories, Inc.*

3,660

180,292

Express Scripts, Inc.*

6,886

442,908

Cerner Corp.*†

4,508

168,058

Allergan, Inc.

7,844

442,323

Health Net, Inc.*

5,334

164,287

Schering-Plough Corp.

30,224

435,528

Inverness Medical Innovations,

WellPoint, Inc.*†

9,563

422,015

Inc.*†

4,110

________

123,711

Forest Laboratories, Inc.*

10,512

420,585

McKesson Corp.†

7,691

402,778

Total Common Stocks

C.R. Bard, Inc.†

3,769

363,332

(Cost $32,829,887)

________

37,431,508

Shire PLC — SP ADR†

6,200

359,352

CIGNA Corp.†

8,291

336,366

Elan Corp. PLC -SP ADR*†

16,040

334,594

Laboratory Corporation of

America Holdings*

4,509

332,223

Quest Diagnostics, Inc.†

7,048

319,063

VARIABLE ANNUITY HEALTH CARE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Amount

Value

SECURITIES LENDING COLLATERAL 26.0%

Investment in Securities Lending Short

Term

Investment Portfolio Held

by U.S. Bank

$

9,735,726

$

9,735,726

Total Securities Lending Collateral

(Cost $9,735,726)

________

9,735,726

Total Investments 125.8%

(Cost $42,565,613)

$ 47,167,234

________

Liabilities in Excess of Other

Assets – (25.8)%

$ (9,664,920)

________

Net Assets – 100.0%

$ 37,502,314

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at March 31,

2008.

ADR - American Depository Receipt.